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                                                                     Exhibit 4.2

                      FORM OF SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement, dated as of the date of acceptance set forth below, is between PSIVIDA LIMITED, an Australian company (the "Company"), and the undersigned (the "Buyer").

     The Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act.

     The Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, (i) such number of American Depositary Shares of the Company, each representing ten (10) ordinary shares of the Company, as is stated on the signature page of this Agreement (those American Depositary Shares, the "Shares"), and (ii) a warrant in the form set forth in Exhibit A hereto (the "Warrant") to purchase such number of American Depositary Shares of the Company as is stated on the signature page of this Agreement (American Depositary Shares issuable in connection with the exercise of the Warrant, the "Warrant Shares"), subject to acceptance of this Agreement by the Company.

     The parties therefore agree as follows:

     1. Agreement to Purchase; Purchase Price. The undersigned hereby purchases from the Company the Shares and the Warrant for the purchase price stated on the signature page of this Agreement. The Buyer shall pay the purchase price for the Shares and the Warrant by delivering to the Company on the date of this Agreement immediately available funds in United States Dollars. Upon acceptance of this Agreement by the Company and receipt of the purchase price, the Company shall promptly deliver a binding and irrevocable instruction letter to the Company's Depositary instructing the Depositary to issue an American Depositary Receipt to the Buyer representing the Shares and shall deliver to the Buyer the Warrant.

     2. Buyer Representations; Access to Information; Independent Investigation. The Buyer represents to, and agrees with, the Company as follows:

          (a) Without limiting the Buyer's right to sell the Shares under a Registration Statement (as defined below) or the Warrant Shares pursuant to the terms set forth herein and in the Warrant, the Buyer is purchasing the Shares and the Warrant in the ordinary course of its business for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

          (b) The Buyer is (1) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (2) experienced in making investments of the kind represented by the Shares and the Warrant, (3) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or

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any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and (4) able to afford the entire loss of its investment in the Shares and the Warrant.

          (c) All subsequent offers and sales of the Shares, the Warrant or the Warrant Shares by the Buyer shall be made (i) pursuant to registration of the Shares or Warrant Shares under the 1933 Act or pursuant to an exemption from registration and (ii) in compliance with applicable blue sky laws and regulations.

          (d) The Buyer understands that the Shares and the Warrant are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of those exemptions and the eligibility of the Buyer to acquire the Shares and the Warrant.

          (e) The Buyer and the Buyer's advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares and the Warrant that the Buyer has requested. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents (as defined below).

          (f) The Buyer understands that its investment in the Shares and the Warrant involves a high degree of risk.

          (g) The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the Warrant.

          (h) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          (i) The Buyer has, in connection with its decision to purchase the Shares and the Warrant, relied with respect to the Company and its affairs solely upon the Company's SEC Documents, the representations and warranties of the Company herein, and other information provided to the Purchaser and oral statements of the Company's management made at meetings with the Purchaser.

          (j) The Buyer has not engaged and will not engage in any short sales of the Company's ordinary shares or American Depositary Shares prior to the effectiveness of the Initial


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Registration Statement, except to the extent that any such short sale is fully covered by shares of the Company's stock other than the Shares and Warrant
Shares.

          (k) The Buyer understands that nothing in this Agreement or any other materials presented to the Buyer in connection with the purchase and sale of the Shares and the Warrant constitutes legal, tax or investment advice and that no independent legal counsel has reviewed these documents and materials on the Buyer's behalf. The Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrant.

          (l) Notwithstanding any other provision of this Agreement, the Buyer agrees and undertakes to the Company that the Buyer will not offer to transfer or otherwise dispose of, or agree to the transfer or disposal of, the Shares, the Warrant, or the Warrant Shares (or the fully paid ordinary shares underlying either of them) in Australia (including through trading on the Australian Stock Exchange) at any time prior to:

               (1) the Company's subsequent lodgment with the Australian Securities and Investments Commission of a prospectus under the Corporations Act 2001 (Cth) for fully paid ordinary shares of the Company (such prospectus incorporating the Initial Registration Statement or the Demand Registration Statement (as defined in
               Section 5 below) or extracts of the Initial Registration Statement or the Demand Registration Statement as deemed appropriate by the Company); or

               (2) the date which is 12 months after the date of issue of the Shares and the Warrant,

               (whichever occurs first).

          (m) The Buyer acknowledges that the Company may take any measures the Company considers necessary or appropriate (in its sole discretion) in relation to Section 2(l) above, and in particular that the ordinary shares underlying the Shares and Warrant Shares will be subject to a holding lock on the Company's Australian register, and entered into a restricted securities sub-register where transfers of the shares cannot occur without the Company's prior consent.

     3. Company Representations. The Company represents to the Buyer as follows:

          (a) The Company is a company duly organized and in good standing under the laws of Australia, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (an "MAE").


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          (b) The Shares have been duly authorized and, when issued to Buyer, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

          (c) This Agreement and the transaction contemplated hereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company, and this Agreement, when executed and delivered by the Company, will be a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

          (d) The execution and delivery of this Agreement by the Company, the issuance of the Shares and the Warrant, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (1) the organizational documents of the Company, (2) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (3) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (4) to its knowledge, order of any court, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default that would not have a material adverse effect on the transaction contemplated herein. The Company is not in violation of any laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject except any such violation that would not have an MAE.

          (e) No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Shares and the Warrant to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained and that no representation is made with respect to filings under states securities or blue sky laws.

          (f) The American Depositary Shares of the Company are listed on the Nasdaq National Market. The Company is in material compliance with the listing and maintenance requirements for continued listing of the American Depositary Shares of the Company on the Nasdaq National Market. The Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it in 2005 with the SEC (the "Company's SEC Documents"). The Company has disclosed publicly all information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company, other than with respect to the transaction contemplated by this Agreement.

          (g) As of their respective dates, the Company's SEC Documents complied in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended, as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to the


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Company's SEC Documents, and none of the Company's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company's registration statement on Form 20-F, dated January 19, 2005, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (h) Since December 31, 2004, there has been no material adverse change in the business, properties, operations, financial condition, or results of operations of the Company.

          (i) There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the Company's SEC Documents that has not been disclosed in writing to the Buyer that (1) would reasonably be expected to have an MAE or (2) would reasonably be expected to have a material adverse effect the ability of the Company to perform its obligations pursuant to this Agreement.

     4. Certain Covenants and Acknowledgments. (a) The Buyer acknowledges that
(1) none of the Shares, the Warrant or the Warrant Shares have been registered under the provisions of the 1933 Act, and none of them may be transferred unless
(A) subsequently registered thereunder, as provided for herein, or (B) the Buyer shall have delivered to the Company and the Depositary, if required, an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares, the Warrant or the Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, and (2) any sale of the Shares, the Warrant or Warrant Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

          (b) The Buyer acknowledges and agrees that until such time as the Shares have been registered under the 1933 Act as contemplated hereby and sold in accordance with an effective registration statement, the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Shares):

     THESE SHARES (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED


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     FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE
     SHARES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Company shall make all necessary filings in connection with the sale of the Shares and the Warrant to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

          (d) So long as the Buyer beneficially owns any of the Shares or any Warrant Shares or the Warrant remains exercisable, the Company shall file all reports required to be filed with the SEC pursuant to Rule 13a-16 or 15d-16 of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

     5. Covenant to Register. (a) For purposes of this Section, the following definitions shall apply:

     "register," "registered," and "registration" refer to a registration under the 1933 Act, effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of a Registration Statement, document or amendment thereto.

     "Registrable Securities" means the Shares, the Warrant Shares, and any securities of the Company or securities of any successor corporation issued as or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares and/or the Warrant Shares.

     "holder of Registrable Securities" means the Buyer and any permitted assignee of registration rights in accordance with this Agreement.

          (b) Conditioned on compliance by each holder of Registrable Securities with the provisions of this Agreement, including Section 5(f) hereof:

               (i) the Company shall use reasonable efforts to promptly prepare and file a registration statement on an appropriate form covering the sale by all holders of Registrable Securities of such Registrable Securities (the "Initial Registration Statement") and cause that registration statement to become effective as soon as commercially reasonable, but no later than one hundred eighty (180) days from the date of this Agreement;

               (ii) the Company shall use reasonable efforts to keep the Initial Registration Statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by the Initial Registration Statement; provided, however, that in no event shall the Company be required to keep the Initial Registration Statement effective for a period greater than two (2) years from the date of this Agreement or, if earlier, through such date


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as all of the then-outstanding Registrable Securities can be sold within a given three-month period or such date as all then-outstanding Registrable Securities have been sold;

               (iii) on no more then one (1) occasion after the Initial Registration Statement has ceased to be effective and upon the request given by not fewer than fifty percent (50%) of the aggregate number of Warrant Shares then-outstanding or issuable upon the exercise of then-outstanding Warrants, the Company shall use reasonable efforts to prepare and file a registration statement on an appropriate form within ninety (90) days of such request covering the sale by all such holders of such Warrant Shares (the "Demand Registration Statement", each of the Initial Registration Statement and the Demand Registration Statement are referred to herein as a "Registration Statement") and cause that registration statement to become effective as soon as commercially reasonable after such request; and

               (iv) the Company shall use reasonable efforts to keep the Demand Registration Statement effective for so long as any holder of Warrant Shares or Warrants desires to dispose of the Warrant Shares covered by the Demand Registration Statement; provided, however, that in no event shall the Company be required to keep the Demand Registration Statement effective for a period greater than one (1) year after it is declared effective or, if earlier, through such date as all Warrant Shares can be sold within a given three-month period or such date as all Warrant Shares have been sold.

          (c) The Company may delay or suspend, without penalty, the effectiveness of any registration pursuant to Section 5(b) in the event and for such period of time (i) as such a delay or suspension is required in order to comply with the rules and regulations of the SEC, or (ii) as commercially reasonable or necessary in connection with a material event or occurrence concerning the Company prior to the effectiveness of the initial registration pursuant to Section 5(b). The Company will use reasonable efforts to cause any such delay or suspension to terminate at the earliest possible date.

          (d) If the Initial Registration Statement is not declared effective by the SEC on or prior to one hundred eighty (180) days after the date of this Agreement (the "Target Date"), unless delayed pursuant to Section 5(c), the Company shall pay Buyer as liquidated damages an amount equal to one percent (1%) of the total Purchase Price of the Shares and the Warrant for each thirty
(30) day period following the Target Date until such time as the Initial Registration Statement is declared effective. Such payment shall be made to the Buyer within ninety (90) days of the date due by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Buyer.

          (e) Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as promptly as reasonably possible:

               (i) prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection with a Registration Statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement and notify the holders of the filing and effectiveness of such Registration statement and any amendments or supplements;


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               (ii) furnish to each holder of Registrable Securities such number of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the 1933 Act, copies of the applicable Registration Statement and any amendment or supplement to any thereof and any documents incorporated by reference therein, and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities;

               (iii) use reasonable efforts to register and qualify the securities covered by a Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested in writing by the holder of Registrable Securities; provided however that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

               (iv) notify each holder of Registrable Securities reasonably promptly of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its reasonable efforts to promptly update and/or correct such prospectus.

          (f) Upon request of the Company, each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. Each such holder shall promptly notify the Company of any changes in any such information.

          (g) To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each holder of Registrable Securities that are included in a Registration Statement and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the 1933 Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the 1933 Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in a Registration Statement.

          (h) In the event of any registration under the 1933 Act of Registrable Securities, each holder of such Registrable Securities hereby severally agrees to indemnity,


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defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the 1933 Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the 1933 Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof, and such Liability may in no event exceed the value of the Registrable Securities so registered.

          (i) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this Section and shall only relieve it from any Liability which it may have to the indemnified party under this Section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this Section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there are reasonable defenses available to them which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably are deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (j) With respect to the inclusion of Registrable Securities in a Registration Statement, all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any security holders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration. The fees, costs and expenses of registration to be borne by the Company as provided in this
Section 5(j) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and


                                        9

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disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes, provided that the fees and disbursements of counsel and accountants for the selling security holders shall be borne by the respective selling security holders.

          (k) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section 5 may be assigned by Buyer to a proper transferee or assignee as described herein. Within a reasonable time after such transfer, the Buyer shall notify the Company of the name and address of such transferee or assignee, and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if (1) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (subject to the purchase price of the Shares being kept confidential by the Buyer and such transferee or assignee), (2) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the Registrable Securities with respect to which such registration rights are being assigned, (3) following such transfer or assignment, the further disposition of the Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (4) at or before the time that the Company receives the written notice contemplated by clause (2) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (5) such transfer shall have been made in accordance with the applicable requirements of the purchase agreement covering the transaction and
(6) such transferee shall be an "accredited investor", as that term is defined in Rule 501 of Regulation D, promulgated under the 1933 Act.

     6. Governing Law; Miscellaneous. The laws of the State of New York govern all matters (including without limitation all tort claims) arising out of this agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     7. Notices. (a) For a notice or other communication under this agreement to be valid, it must be in writing and signed by the sending party, and the sending party must use one of the following methods of delivery: (1) personal delivery;
(2) internationally recognized courier, with all fees prepaid; or (3) facsimile.


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          (b) For a notice or other communication under this agreement to be valid, it must be addressed to the receiving party at the one or more addresses listed below for the receiving party or to any other address designated by the receiving party in a notice in accordance with this Section 7.

     To the Company: pSivida Limited
                     Level 12, BGC Centre
                     28 The Esplanade
                     Perth, WA 6000
                     Australia
                     Attention: Gavin Rezos, Managing Director
                     Fax: +61 (8) 9226 5499

                     With a copy to:

                     Curtis, Mallet-Prevost, Colt & Mosle LLP
                     101 Park Avenue
                     New York, NY 10178-0061
                     Attention: Lawrence Goodman
                     Fax: (212) 697-1559

     To the Buyer:   At the contact information stated
                     on the signature page of this Agreement

          (c) Subject to Section 7(d), a valid notice or other communication under this agreement is effective when received or deemed to be received by the receiving party. A notice or other communication is deemed to have been received as follows:

               (i) if it is delivered in person or sent by registered or certified mail or by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

               (ii) if it is sent by facsimile, upon receipt by the sending party of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the entire facsimile was sent to a machine at the receiving party's facsimile number; and

               (iii) if the receiving party rejects or otherwise refuses to accept it, or if it cannot be delivered because of a change in address for which no notice was given, then upon that rejection, refusal, or inability to deliver.

          (d) If a notice or other communication is received after 5:00 p.m. on a business day at the location specified in the address for the receiving party, or on a day that is not a business day, then the notice is deemed received at 9:00 a.m. on the next business day.

     8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     This Agreement is being signed on the date stated below.

     For the purchase price of $__________ per Share, the Buyer tenders herewith the full purchase price of US$______________ for _____________ Shares and the Warrant to purchase _____________ Warrant Shares.

                                        BUYER:

                                        ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Name and title of signatory, if
                                        different from name of Buyer

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Address

                                        Fax number:
                                                    ----------------------------

                                        ----------------------------------------
                                        If Buyer is an entity, jurisdiction
                                        of organization and type of entity

     This Agreement is being accepted as of August __, 2005.

                                        PSIVIDA LIMITED


                                        By:
                                            ------------------------------------
                                            Gavin Rezos
                                            Managing Director

                                    EXHIBIT A
                                 FORM OF WARRANT